Foresight Energy LP
Monthly Cash Forecast
[06/29/20 - 08/29/20]

($ in 000s)

Month -> [1]	Forecast Jul-20	Forecast Aug-20	Forecast Total
Total Receipts	$ 37,998	$ 22,831	$ 60,829
Total Disbursements	(95,171)	(41,273)	(136,443)
Net Financing Financing Activity	47,838	-	47,838
Total Net Cash Flow	(9,335)	(18,442)	(27,777)
Beginning Cash [6/29/20]	65,255	55,920	65,255
Net Cash Flow	(9,335)	(18,442)	(27,777)
Ending Cash Balance	$ 55,920	$ 37,478	$ 37,478

Notes

[1] July 2020 reflects the 5 week period from 06/29/20 - 08/01/20; August 2020 reflects the 4 week period from 08/02/20 - 08/29/20.